UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

SINO-GLOBAL SHIPPING AMERICA, LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SINO-GLOBAL SHIPPING AMERICA, LTD.
36-09 MAIN STREET
SUITE 9C-2
FLUSHING, NEW YORK 11354

PROXY STATEMENT AND NOTICE OF
2009 ANNUAL MEETING OF SHAREHOLDERS

To the shareholders of
Sino-Global Shipping America, Ltd.

May 15, 2009
Flushing, New York

To our shareholders:

It is my pleasure to invite you to attend our 2009 Annual Meeting of Shareholders on May 27, 2009, at 11:00 a.m., Eastern Time. The meeting will be held at the New York Marriott Marquis, 1535 Broadway, New York, New York 10036.

The matters to be acted upon at the meeting are described in the Notice of 2009 Annual Meeting of Shareholders and Proxy Statement. At the meeting, we will also report on the Company’s performance and operations during the fiscal year ended June 30, 2008 and respond to shareholder questions.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS, WE URGE YOU TO VOTE AND SUBMIT YOUR PROXY BY TELEPHONE, THE INTERNET OR BY MAIL. IF YOU ARE A REGISTERED SHAREHOLDER AND ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. IF YOU HOLD YOUR SHARES THROUGH A BANK OR BROKER AND WANT TO VOTE YOUR SHARES IN PERSON AT THE MEETING, PLEASE CONTACT YOUR BANK OR BROKER TO OBTAIN A LEGAL PROXY. THANK YOU FOR YOUR SUPPORT.

By order of the Board of Directors,

/s/ Apple Liang
Apple Liang
Secretary

NOTICE OF ANNUAL MEETING
OF SHAREHOLDERS
SINO-GLOBAL SHIPPING AMERICA, LTD.

TIME:	11:00 a.m., Eastern Time, on May 27, 2009
PLACE:	New York Marriott Marquis 1535 Broadway, New York, New York 10036

ITEMS OF BUSINESS:

(1)	To elect two Class II members of the Board of Directors, to serve a term expiring at the Annual Meeting of the Shareholders in 2012 or until his successor is duly elected and qualified;
(2)	To ratify the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009; and
(3)	To transact any other business properly coming before the meeting.
WHO MAY VOTE:	You may vote if you were a shareholder of record on May 6, 2009.
ANNUAL REPORT:	A copy of our 2008 Annual Report is enclosed.
DATE OF MAILING:	This Notice and the Proxy Statement are first being mailed to shareholders on or about May 15, 2009.

By order of the Board of Directors,

/s/ Apple Liang
Apple Liang, Secretary

ABOUT THE 2009 ANNUAL MEETING OF SHAREHOLDERS

What am I voting on?

You will be voting on the following:

(1)	The election of two Class II members of the Board of Directors, each to serve a term expiring at the Annual Meeting of Shareholders in 2012 or until his successor is duly elected and qualified;
(2)	The ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009; and
(3)	The transaction of any other business properly coming before the meeting.

Who is entitled to vote?

You may vote if you owned shares of the Company’s common stock as of the close of business on May 6, 2009. Each share of common stock is entitled to one vote. As of May 6, 2009, we had 2,953,632 shares of common stock outstanding.

How do I vote before the meeting?

If you are a registered shareholder, meaning that you hold your shares in certificate form, you have three voting options:

(1)	By Internet, which we encourage if you have Internet access, at the address shown on your proxy card;
(2)	By phone, at 1-800-690-6903 using any touch-tone telephone to transmit your voting instructions; or
(3)	By mail, by completing, signing and returning the enclosed proxy card.

If you hold your shares through an account with a bank or broker, your ability to vote by the Internet depends on their voting procedures. Please follow the directions that your bank or broker provides.

May I vote at the meeting?

You may vote your shares at the meeting if you attend in person. If you hold your shares through an account with a bank or broker, you must obtain a legal proxy from the bank or broker in order to vote at the meeting. A legal proxy is an authorization from your bank or broker to vote the shares it holds in its name for your benefit on the records of the Company’s transfer agent. Even if you plan to attend the meeting, we encourage you to vote your shares by proxy. You may vote by proxy through the Internet, by telephone or by mail.

Can I change my mind after I return my proxy?

You may change your vote at any time before the polls close at the conclusion of voting at the meeting. You may do this by (1) signing another proxy card with a later date and returning it to us before the meeting, (2) voting again over the Internet prior to 11:59 p.m., Eastern Time, on May 26, 2009, (3) voting again via the telephone prior to 11:59 p.m., Eastern Time, on May 26, 2009, or (4) voting at the meeting if you are a registered shareholder or have obtained a legal proxy from your bank or broker.

What if I return my proxy card but do not provide voting instructions?

Proxies that are signed and returned but do not contain instructions will be voted (1) FOR the election of the two nominees for Class II directors, each as named herein; (2) FOR the ratification of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009; and (3) in accordance with the best judgment of the named proxies on any other matters properly brought before the meeting.

What does it mean if I receive more than one proxy card or instruction form?

It indicates that your shares are registered differently and are in more than one account. To ensure that all shares are voted, please either vote each account by telephone or on the Internet, or sign and return all proxy cards. We encourage you to register all your accounts in the same name and address. Those holding shares through a bank or broker should contact your bank or broker and request consolidation.

Will my shares be voted if I do not provide my proxy or instruction form?

If you are a registered shareholder and do not provide a proxy, you must attend the meeting in order to vote your shares. If you hold shares through an account with a bank or broker, your shares may be voted even if you do not provide voting instructions on your instruction form. Brokerage firms have the authority to vote shares for which their customers do not provide voting instructions on certain routine matters. The election of directors and the ratification of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009 are considered routine matters for which brokerage firms may vote without specific instructions. The other proposal to be voted on at the meeting is not considered “routine” under applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. Shares that a broker is not authorized to vote are counted as “broker non-votes.”

How can I attend the meeting?

The meeting is open to all holders of the Company’s common stock as of May 6, 2009.

May shareholders ask questions at the meeting?

Yes. Representatives of the Company will answer questions of general interest at the end of the meeting.

How many votes must be present to hold the meeting?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of May 6, 2009 must be present in person or by proxy. This is referred to as a quorum. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting.

How many votes are needed to approve the Company’s proposals?

Proposal 1.  The nominees receiving the highest number of “For” votes will be elected as directors. This number is called a plurality. Shares not voted will have no impact on the election of directors. The proxy given will be voted “For” each of the nominees for director unless a properly executed proxy card is marked “Withhold” as to a particular nominee or nominees for director.

Proposal 2.  The ratification of the appointment of Friedman LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2009 requires that a majority of the votes cast at the meeting be voted “For” the proposal. A properly executed proxy card marked “Abstain” with respect to this proposal will not be voted.

PROPOSAL ONE

ELECTION OF DIRECTORS AND DIRECTOR BIOGRAPHIES

(ITEM 1 ON THE PROXY CARD)

A brief biography of each Director in each Class follows. The terms of the Class I members of the Board of Directors continue until 2011, the Class II members of the Board of Directors are up for election this year and the terms of the Class III members of the Board of Directors continue until 2010. Mr. Burke is a Class II member of the Board and will not stand for re-election to the Board; consequently, the Corporate Governance Committee has recommended that Mr. Jhu be elected to the Board. Both candidates for the Board have consented to serve if elected.

Class I member of the Board of Directors whose term continues to 2011:

Dennis O. Laing
Independent Director
Age – 63
Director since 2008

Mr. Laing joined our Board of Directors in 2007. Mr. Laing has practiced law in Richmond, Virginia for over 30 years. Mr. Laing’s law practice centers upon business and corporate law with special interest in energy, healthcare and technology sectors. Mr. Laing received a bachelor’s degree in government from the University of Virginia and a law degree from the University of Richmond. Mr. Laing currently serves as a director of eFuture Information Technology Inc., an enterprise solutions software and services company that is listed on the NASDAQ Capital Market.

Nominees for election as Class II members of the Board of Directors to serve three year terms expiring in 2012:

Cao Lei
Chief Executive Officer and Director
Age – 45
Director since 2001

Mr. Cao is our Chief Executive Officer and a Director. Mr. Cao founded Sino-China in 2001 and has been the Chief Executive Officer since that time. Mr. Cao has been Chief Executive officer of our company since its formation. Prior to founding Sino-China, Mr. Cao was a Chief Representative of Wagenborg-Lagenduk Scheepvaart BV, Holland, from 1992-1993, Director of the Penavico-Beijing’s shipping agency from 1987 through 1992, and a seaman for Cosco-Hong Kong from 1984 through 1987. Mr. Cao will receive his EMBA degree in 2009 from Shanghai Jiao Tong University.

Joseph Jhu
Independent Director Candidate
Age – 57

Mr. Jhu is a candidate to serve as a Class II Director of our company. He was the president and a member of the board of directors of First Steamship Company Limited (Taiwan Stock Exchange: 2601) from 2001 through 2007. From 1993 through 2001, Mr. Jhu served as general manager, vice president and deputy managing director to Shougang Concord International Transport Ltd, a wholly owned subsidiary of Shougang International (Hong Kong Stock Exchange: 00697), during which time he was also seconded to Associated Bulk Carriers Limited to serve as its finance director. From 1983 through 1993, Mr. Jhu served as an officer, assistant manager, deputy manager, manager, senior manager and assistant vice president of finance for Chinese Maritime Transport Limited (Taiwan Stock Exchange: 2612). Mr. Jhu earned his bachelor’s degree in Transportation Management from National Chen-Kun University in Tainan, Taiwan; his Master’s of Business Administration from Central State University in Edmond, Oklahoma; and his Master’s of Science from the State University of New York, Maritime College at Fort Schuyler.

Class III members of the Board of Directors whose terms continue to 2010:

Wang Jing Independent Director
Age – 61
Director since 2008

Mr. Wang joined our Board of Directors in 2007. Mr. Wang currently serves as Chief Economist to China Minsheng Banking Corp., Ltd. and has held this position since December 2002. Mr. Wang was a Chinese Project Advisor for the World Bank from 1990 until 1994. From 1998 through 2000, Mr. Wang was the vice director of Tianjin Security and Futures Supervision Office, in charge of initial public offerings and listing companies. Mr. Wang is an independent director for Tianjin Binhai Energy & Development Co. Ltd., (Shenzhen Stock Exchange: 000695); Tianjin Marine Shipping Co., Ltd. (Shanghai Stock Exchange: 600751); and ReneSola Company (London Stock Exchange: SOLA). Mr. Wang received a Bachelor degree in Economics from Tianjin University of Finance and Economics.

Zhang Mingwei
Chief Financial Officer and Director
Age – 56
Director since 2007

Mr. Zhang has extensive knowledge and experience in accounting from the perspective as an academician and a practicing accountant. Mr. Zhang joined our company as its Chief Financial Officer and a Director in September 2007. He also currently serves as a professor at the School of Accounting at Tianjin University of Finance and Economics, a position he assumed in August 2007. From May 2001 until December 2007, Mr. Zhang was a partner in Baker Tilly China, an international public accounting firm. From July 1994 to June 2003, he served as a Lecturer at Monash University in Australia. Mr. Zhang received a Bachelor’s degree and a Master’s degree in Accounting from Tianjin University of Finance and Economics. He also received a Master’s degree in Commerce from The University of Newcastle. Mr. Zhang is a Certified Management Accountant in Australia.

WE RECOMMEND THAT YOU VOTE FOR THE ELECTION OF EACH
OF THE CLASS II NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL TWO

RATIFICATION OF THE APPOINTMENT OF FRIEDMAN LLP

(ITEM 2 ON THE PROXY CARD)

What am I voting on?

A proposal to ratify the appointment of Friedman LLP as the Company’s fiscal 2009 independent registered public accounting firm. The Audit Committee of the Board of Directors has appointed Friedman LLP to serve as the Company’s fiscal 2009 independent registered public accounting firm. Although the Company’s governing documents do not require the submission of this matter to shareholders, the Board of Directors considers it desirable that the appointment of Friedman LLP be ratified by shareholders.

What services does Friedman LLP provide?

Audit services provided by Friedman LLP for fiscal 2008 included the examination of the consolidated financial statements of the Company and services related to periodic filings made with the SEC. In addition, Friedman LLP provided certain services relating to the Company’s quarterly reports.

Will a representative of Friedman LLP be present at the meeting?

One or more representatives of Friedman LLP will be present at the meeting. The representatives will have an opportunity to make a statement if they desire and will be available to respond to questions from shareholders.

What if this proposal is not approved?

If the appointment of Friedman LLP is not ratified, the Audit Committee of the Board of Directors will reconsider the appointment.

WE RECOMMEND THAT YOU VOTE FOR THE RATIFICATION OF
FRIEDMAN LLP AS THE COMPANY’S FISCAL 2009 INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE INFORMATION

What if a nominee is unwilling or unable to serve?

Each of the nominees listed in the Proxy Statement has agreed to serve as a director, if elected. If for some unforeseen reason a nominee becomes unwilling or unable to serve, proxies will be voted for a substitute nominee selected by the Board of Directors.

How are directors compensated?

Non-employee directors are entitled to receive $2,000 per Board of Directors meeting attended. In addition, non-employee directors are entitled to receive compensation for their actual travel expenses for each Board of Directors meeting attended, not to exceed $6,000 per meeting or $12,000 per year per director.

The following table shows all cash compensation paid to the Company’s directors in 2008. In addition, as of May 20, 2008, the Company issued each of Mr. Burke, Mr. Laing and Mr. Wang options to purchase 10,000 shares of our common stock for an exercise price of $7.75 per share. Directors did not receive any stock award, non-equity incentive plan, pension, non-qualified deferred or other compensation.

Name	Fees Earned or Paid in Cash
Mr. C. Thomas Burke	$2,000
Mr. Cao Lei	$0*
Mr. Dennis O. Laing	$2,000
Mr. Wang Jing	$2,000
Mr. Zhang Mingwei	$0*

*	Directors who also served as officers of the Company did not receive compensation for their role as Directors in 2008.

How does the Board determine which directors are independent?

The Board of Directors reviews the independence of each director yearly. During this review, the Board of Directors considers transactions and relationships between each director (and his or her immediate family and affiliates) and the Company and its management to determine whether any such relationships or transactions are inconsistent with a determination that the director is independent in light of applicable law, listing standards and the Company’s director independence standards. The Company believes that it meets the independence standards adopted by the Securities and Exchange Commission and the NASDAQ Capital Market.

What role does the Corporate Governance Committee play in selecting nominees to the Board of Directors?

Two of the primary purposes of the Board’s Corporate Governance Committee are (i) to develop and implement policies and procedures that are intended to ensure that the Board of Directors will be appropriately constituted and organized to meet its fiduciary obligations to the Company and its shareholders and (ii) to identify individuals qualified to become members of the Board of Directors and to recommend to the Board of Directors the director nominees for the annual meeting of shareholders. The Corporate Governance Committee is also responsible for considering candidates for membership on the Board of Directors submitted by eligible shareholders. The Corporate Governance Committee’s charter is available on the Company’s website at www.sino-global.com and in print upon request. The Corporate Governance Committee of the Company’s Board of Directors was the only entity or person to nominate and/or recommend any of the director nominees.

Are the members of the Corporate Governance Committee independent?

Yes. All members of the Corporate Governance Committee have been determined to be independent by the Board of Directors.

How does the Corporate Governance Committee identify and evaluate nominees for director?

The Corporate Governance Committee considers candidates for nomination to the Board of Directors from a number of sources. Current members of the Board of Directors are considered for re-election unless they have notified the Company that they do not wish to stand for re-election. The Corporate Governance Committee also considers candidates recommended by current members of the Board of Directors, members of management or eligible shareholders. From time to time the Board may engage a firm to assist in identifying potential candidates, although the Company did not engage such a firm to identify any of the nominees for director proposed for election at the meeting.

The Corporate Governance Committee evaluates all candidates for director, regardless of the person or firm recommending such candidate, on the basis of the length and quality of their business experience, the applicability of such candidate’s experience to the Company and its business, the skills and perspectives such candidate would bring to the Board of Directors and the personality or “fit” of such candidate with existing members of the Board of Directors and management.

What are the Corporate Governance Committee’s policies and procedures for considering director candidates recommended by shareholders?

The Corporate Governance Committee will consider all candidates recommended by eligible shareholders. An eligible shareholder is a shareholder (or group of shareholders) who owns at least 5% of the Company’s outstanding shares and who has held such shares for at least one year as of the date of the recommendation. A shareholder wishing to recommend a candidate must submit the following documents to the Secretary of the Company at Sino-Global Shipping America, Ltd., 36-09 Main Street, Suite 9C-2, Flushing, New York 11354:

•	a recommendation that identifies the name and address of the shareholder and the person to be nominated;
•	documentation establishing that the shareholder making the recommendation is an eligible shareholder;
•	the written consent of the candidate to serve as a director of the Company, if elected;
•	a description of all arrangements between the shareholders and such nominee pursuant to which the nomination is to be made; and
•	such other information regarding the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.

Upon timely receipt of the required documents, the Company’s Secretary will determine whether the shareholder submitting the recommendation is an eligible shareholder based on such documents. If the shareholder is not an eligible shareholder, the Corporate Governance Committee may, but is not obligated to, evaluate the candidate and consider such candidate for nomination to the Board of Directors.

If the candidate is to be evaluated by the Corporate Governance Committee, the Secretary will request a detailed resume, an autobiographical statement explaining the candidate’s interest in serving as a director of the Company, a completed statement regarding conflicts of interest, and a waiver of liability for a background check from the candidate.

What are the minimum qualifications required to serve on the Company’s Board of Directors?

All members of the Board of Directors must possess the following minimum qualifications as determined by the Corporate Governance Committee:

•	A director must demonstrate integrity, accountability, informed judgment, financial literacy, creativity and vision;
•	A director must be prepared to represent the best interests of all Company shareholders, and not just one particular constituency;
•	A director must have a record of professional accomplishment in his or her chosen field; and
•	A director must be prepared and able to participate fully in Board activities, including membership on committees.

What other considerations does the Corporate Governance Committee consider?

The Corporate Governance Committee believes it is important to have directors from various backgrounds and professions in order to ensure that the Board of Directors has a wealth of experiences to inform its decisions. Consistent with this philosophy, in addition to the minimum standards set forth above, business and managerial experience and an understanding of financial statements and financial matters are very important.

How may shareholders communicate with the members of the Board of Directors?

Shareholders and others who are interested in communicating directly with members of the Board of Directors, including communication of concerns relating to accounting, internal accounting controls or audit matters, or fraud or unethical behavior, may do so by writing to the directors at the following address:

Name of Director or Directors
c/o Apple Liang, Secretary
Sino-Global Shipping America, Ltd.
36-09 Main Street
Suite 9C-2
Flushing, New York 11354

Does the Company have a Code of Conduct?

The Company has adopted a Code of Conduct, which is applicable to all directors, officers and associates of the Company, including the principal executive officer and the principal financial and accounting officer. The complete text of the Code of Conduct is available on the Company’s web site at www.sino-global.com and is also available in print upon request. The Company intends to post any amendments to or waivers from its Code of Conduct (to the extent applicable to the Company’s principal executive officer and principal financial and accounting officer) at this location on its web site.

How often did the Board meet in fiscal 2008?

The Board of Directors met a total of one time, at a regular meeting, during fiscal 2008. The Compensation Committee, the Audit Committee and the Corporate Governance Committee each met one time during fiscal 2008. Each incumbent director attended all of the meetings of the Board of Directors and of the standing committees of which he or she was a member during fiscal 2008. The Board invites, but does not require, directors to attend the annual meeting of shareholders. This year’s meeting will be the first annual shareholder meeting for the Company after its initial public offering, and previous annual shareholder meetings were completed through consent rather than by face-to-face meeting.

What are the committees of the Board?

During fiscal 2008, the Board of Directors had standing Audit, Corporate Governance, and Compensation Committees. The members of each of the Committees as of May 6, 2009, their principal functions and the number of meetings held during the fiscal year ended June 30, 2008 are shown below:

Compensation Committee

The members of the Compensation Committee are:
C. Thomas Burke, Chairman
Dennis O. Laing
Wang Jing

The Compensation Committee held one meeting during the fiscal year ended June 30, 2008. The Compensation Committee’s charter is available on the Company’s website at www.sino-global.com and in print upon request. The Compensation Committee’s principal responsibilities include:

•	Making recommendations to the Board of Directors concerning executive management organization matters generally;
•	In the area of compensation and benefits, making recommendations to the Board of Directors concerning employees who are also directors of the Company, consult with the CEO on matters relating to other executive officers, and make recommendations to the Board of Directors concerning policies and procedures relating to executive officers; provided, however, that the Committee shall have full decision-making powers with respect to compensation for executive officers to the extent such compensation is intended to be performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code;
•	Making recommendations to the Board of Directors regarding all contracts of the Company with any officer for remuneration and benefits after termination of regular employment of such officer;
•	Making recommendations to the Board of Directors concerning policy matters relating to employee benefits and employee benefit plans, including incentive compensation plans and equity based plans; and
•	Administering the Company’s formal incentive compensation programs, including equity based plans.

The Compensation Committee may not delegate its authority to other persons. Similarly, the Compensation Committee has not engaged a compensation consultant to assist in the determination of executive compensation issues. While the Company’s executives will communicate with the Compensation Committee regarding executive compensation issues, the Company’s executive officers do not participate in any executive compensation decisions.

Audit Committee

The members of the Audit Committee are:
C. Thomas Burke
Dennis O. Laing
Wang Jing, Chairman

The Audit Committee held one meeting during the fiscal year ended June 30, 2008. The primary responsibility of the Audit Committee is to assist the Board of Directors in monitoring the integrity of the Company’s financial statements and the independence of its external auditors. The Company believes that each of the members of the Audit Committee is “independent” and that Mr. Wang qualifies as an “audit committee financial expert” in accordance with applicable NASDAQ Capital Market listing standards. In carrying out its responsibility, the Audit Committee undertakes to:

•	Review and recommend to the directors the independent auditors to be selected to audit the financial statement of the Company;
•	Meet with the independent auditors and management of the Company to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors;
•	Review with the independent auditors and financial and accounting personnel the adequacy and effectiveness of the accounting and financial controls of the Company. The Committee elicits recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. The Committee emphasizes the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper;
•	Review the internal accounting function of the Company, the proposed audit plans for the coming year and the coordination of such plans with the Company’s independent auditors;

•	Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and contents of the financial statements to be presented to the shareholders;
•	Provide sufficient opportunity for the independent auditors to meet with the members of the Committee without members of management present. Among the items discussed in these meetings are the independent auditors’ evaluation of the Company’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit;
•	Review accounting and financial human resources and succession planning within the Company;
•	Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors; and
•	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose, if, in its judgment, that is appropriate.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Corporate Governance Committee

The members of the Corporate Governance Committee are:
C. Thomas Burke
Dennis O. Laing, Chairman
Wang Jing

The Corporate Governance Committee had one meeting during the fiscal year ended June 30, 2008. All members of the Corporate Governance Committee are independent, as such term is defined by the NASDAQ Capital Market listing standards. The Corporate Governance Committee undertakes to:

•	Identify individuals qualified to become members of the Board of Directors and to make recommendations to the Board of Directors with respect to candidates for nomination for election at the next annual meeting of shareholders or at such other times when candidates surface and, in connection therewith, consider suggestions submitted by shareholders of the Company;
•	Determine and make recommendations to the Board of Directors with respect to the criteria to be used for selecting new members of the Board of Directors;
•	Oversee the process of evaluation of the performance of the Company’s Board of Directors and committees;
•	Make recommendations to the Board of Directors concerning the membership of committees of the Board and the chairpersons of the respective committees;
•	Make recommendations to the Board of Directors with respect to the remuneration paid and benefits provided to members of the Board in connection with their service on the Board or on its committees; and
•	Evaluate Board and committee tenure policies as well as policies covering the retirement or resignation of incumbent directors.

The Board of Directors has determined to provide a process by which shareholders may communicate with the Board as a whole, a Board committee or individual director. Shareholders wishing to communicate with the Board as a whole, a Board committee or an individual member may do so by sending a written communication addressed to the Board of Directors of the Company or to the committee or to an individual director, c/o Apple Liang, Secretary, Sino-Global Shipping America, Ltd., 36-09 Main Street, Suite 9C-2, Flushing, New York 11354. All communications will be compiled by the Secretary of the Company and submitted to the Board of Directors or the addressee not later than the next regular Board meeting.

MANAGEMENT — BUSINESS HISTORY OF EXECUTIVE OFFICERS

For information as to the business history of Mr. Cao and Mr. Zhang, see the section “Proposal One: Election of Directors” elsewhere in this Proxy Statement.

Dong Xun Yi
Chief Operating Officer
Age – 48

Mr. Dong has more than 27 years of experience in the shipping industry. Prior to joining Sino-Global in July 2008, Mr. Dong worked for 22 years with Penavico Yantai, a branch of Cosco Logistics, a state-owned shipping agency established in 1953. As deputy general manager, he oversaw the operation of the bulk and general cargo and container businesses. At that time, Penavico serviced approximately 70 percent of Yantai Port’s bulk and general cargo throughput and 60 percent of the port’s container cargo throughput. According to a China Daily report on the port services industry, in 2007, the throughput of Yantai Port surpassed 100 million tons, making it China’s 11th port able to handle over 100 million tons of freight a year. The throughput of containers in 2007 rose by 75 percent year-on-year to 1 million TEUs (Twenty-foot Equivalent Units), placing Yantai among the top domestic ports in China. Before Mr. Dong was a deputy general manager at Penavico Yantai, he held several other positions at Penavico Yantai, including manager of the shipping department, director of the general manager’s office, deputy manager of the shipping department, director of the quality management office and boarding agent. Mr. Dong graduated from Yantai Water-Transport Technology School in July 1981 with a major in port machines.

He Yi Min
Chief Technology Officer
Age – 54

Mr. He has over 36 years of experience in the shipping industry and has worked with Sino-Global since June 2007. Prior to joining Sino-Global, Mr. He was the deputy general manager of China United Tally Co., Ltd, a holding subsidiary of COSCO Group from 2004 to 2007, general manager of Huanyang Freight Forwarding Co., Ltd, a subsidiary of COSCO Logistics (Qingdao) from 2003 through 2004 and assistant to General Manager of COSCO Logistics from 2001 to 2003. Mr. He worked for 30 years with Penavico Qingdao, a branch of COSCO Logistics, a state-owned shipping agency established in 1953, most recently as manager of the shipping department. Before that, he held several other positions at Penavico Qingdao, including marketing manager, deputy manager and operator. Mr. He graduated from Shandong Economic Management Personnel Institute with a major in economic management.

EMPLOYMENT AGREEMENTS WITH THE COMPANY’S
NAMED EXECUTIVE OFFICERS

Sino-China has employment agreements with each of Mr. Cao Lei and Mr. Zhang Mingwei. Mr. Cao’s employment agreement provides for long-term employment, without a definite term, and Mr. Zhang’s employment agreement provides for employment for a one-year term, currently expiring on December 31, 2009. Under Chinese law, these employment agreements may only be terminated without cause and without penalty by providing notice of non-renewal one month prior to the date on which the employment agreement are scheduled to expire. If we fail to provide this notice or if we wish to terminate an employment agreement in the absence of cause, then we are obligated to pay the employee one month’s salary for each year we have employed the employee. We are, however, permitted to terminate an employee for cause without penalty to our company, where the employee has committed a crime or the employee’s actions or inactions have resulted in a material adverse effect to us.

SUMMARY COMPENSATION TABLE

The following table sets forth the compensation paid to or earned by (i) our Chief Executive Officer, and (ii) the Company’s two other most highly compensated executive officers earning at least $100,000 (collectively, the “Named Executive Officers”) during each of the Company’s last two fiscal years. Only Mr. Cao qualified as a Named Executive Officer, as the Company did not pay any other officers $100,000 or more in the last two years. Notwithstanding the foregoing, we are disclosing compensation information for Mr. Zhang, our Chief Financial Officer, because he received a grant of options that will begin to vest on May 19, 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)(1)	All Other Compensation ($)	Total ($)
Cao Lei, Principal Executive Officer	2008	133,552	5,965	—	—	139,517
	2007	141,445	—	—	—	141,445
Zhang Mingwei, Principal Financial Officer(2)	2008	14,286	—	—	—	14,286

(1)	Amounts reflect the dollar amount recognized for the fiscal years ended June 30, 2008 and June 30, 2007, in accordance with FAS123(R) and thus may include amounts from awards granted in prior fiscal periods.
(2)	Mr. Zhang has been employed by the Company since February 2008 and received no compensation in 2007.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth the compensation paid to or earned by (i) the Chief Executive Officer, and (ii) our two other most highly compensated executive officers (collectively, the “Named Executive Officers”) during each of our last two fiscal years:

Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price	Option Expiration Date
Cao Lei	7,200	28,800	(1)	$7.75	May 19, 2018
Zhang Mingwei	7,200	28,800	(1)	$7.75	May 19, 2018

(1)	Restricted Shares vest in equal annual installments of 7,200 Shares beginning on May 19, 2009.

AUDIT COMMITTEE REPORT AND FEES PAID TO
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Who served on the Audit Committee of the Board of Directors?

The members of the Audit Committee as of June 30, 2008 were C. Thomas Burke, Dennis O. Laing and Wang Jing. Each member of the Audit Committee is independent under the rules of the SEC and the NASDAQ Capital Market. The Board of Directors has determined that Mr. Wang, who is an independent director, is an “audit committee financial expert” as such term is defined in Item 401(h)(2) of Regulation S-K promulgated under the Exchange Act.

What document governs the activities of the Audit Committee?

The Audit Committee acts under a written charter, which sets forth its responsibilities and duties, as well as requirements for the Audit Committee’s composition and meetings. The Audit Committee Charter is available on the Company’s website at www.sino-global.com under Investor Relations.

How does the Audit Committee conduct its meetings?

During 2008, the Audit Committee met with the senior members of the Company’s financial management team and the Company’s independent registered public accounting firm. The Audit Committee’s agenda was established by the Chairman. At each meeting, the Audit Committee reviewed and discussed various financial and regulatory issues. The Audit Committee also had private, separate sessions from time to time with representatives of Friedman LLP and the Company’s Controller, at which meetings candid discussions of financial management, accounting and internal control issues took place.

Does the Audit Committee review the periodic reports and other public financial disclosures of the Company?

The Audit Committee reviews each of the Company’s quarterly and annual reports, including Management’s Discussion of Results of Operations and Financial Condition. As part of this review, the Audit Committee discusses the reports with the Company’s management and considers the audit and review reports prepared by the independent registered public accounting firm about the Company’s quarterly and annual reports, as well as related matters such as the quality (and not just the acceptability) of the Company’s accounting principles, alternative methods of accounting under generally accepted accounting principles and the preferences of the independent registered public accounting firm in this regard, the Company’s critical accounting policies and the clarity and completeness of the Company’s financial and other disclosures.

What is the role of the Audit Committee in connection with the financial statements and controls of the Company?

Management of the Company has primary responsibility for the financial statements and internal control over financial reporting. The independent registered public accounting firm has responsibility for the audit of the Company’s financial statements and internal control over financial reporting. The responsibility of the Audit Committee is to oversee financial and control matters, among other responsibilities fulfilled by the Committee under its charter. The Committee meets regularly with the independent registered public accounting firm, without the presence of management, to ensure candid and constructive discussions about the Company’s compliance with accounting standards and best practices among public companies comparable in size and scope to the Company. The Audit Committee also regularly reviews with its outside advisors material developments in the law and accounting literature that may be pertinent to the Company’s financial reporting practices.

What has the Audit Committee done with regard to the Company’s audited financial statements for fiscal 2008?

The Audit Committee has:

•	reviewed and discussed the audited financial statements with the Company’s management; and
•	discussed with Friedman LLP, independent registered public accounting firm for the Company, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

Has the Audit Committee considered the independence of the Company’s auditors?

The Audit Committee has received from Friedman LLP the written disclosures and the letter required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee has discussed with Friedman LLP its independence. The Audit Committee has concluded that Friedman LLP is independent from the Company and its management.

Has the Audit Committee made a recommendation regarding the audited financial statements for fiscal 2008?

Based upon its review and the discussions with management and the Company’s independent registered public accounting firm, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements for the Company be included in the Company’s Annual Report on Form 10-KSB for fiscal 2008.

Has the Audit Committee reviewed the fees paid to the independent registered public accounting firm during fiscal 2008?

The Audit Committee has reviewed and discussed the fees paid to Friedman LLP during 2008 for audit, audit-related, tax and other services, which are set forth below under “Fees Paid to Independent Registered Public Accounting Firm.” The Audit Committee has determined that the provision of non-audit services is compatible with Friedman LLP’s independence.

Who prepared this report?

This report has been furnished by the members of the Audit Committee as of June 30, 2008:

C. Thomas Burke
Dennis O. Laing
Wang Jing

What is the Company’s policy regarding the retention of the Company’s auditors?

The Audit Committee has adopted a policy regarding the retention of the independent registered public accounting firm that requires pre-approval of all services by the Audit Committee.

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Audit Fees

During fiscal 2008 and 2007, the Company paid Friedman LLP’s fees in the aggregate amount of $211,222.93 and $108,753.25, respectively, for the annual audit of our financial statements and the quarterly reviews of the financial statements included in our Forms 10-QSB and 10-Q.

Audit Related Fees

During fiscal 2008 and 2007, the Company paid Friedman LLP $0 and $41,281.81, respectively, for audit-related services, which consisted of fees for assistance with the Company’s initial public offering.

Tax Fees

During fiscal 2008 and 2007, the Company paid Friedman LLP $0 and $0, respectively, for tax services.

All Other Fees

Aggregate fees billed for all other services rendered by Friedman LLP for fiscal 2008 and 2007 were $0 and $10,500, respectively, and consisted of fees for meetings with company personnel and agents in connection with the Company’s initial public offering.

BENEFICIAL OWNERSHIP OF COMMON STOCK

This table below contains certain information about the beneficial owners known to the Company as of May 6, 2009 of more than 5% of the Company’s outstanding shares of common stock.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned		Percent of Class
Cao Lei	1,391,240	(1)	46.55%

(1)	Includes the options to purchase 7,200 shares of common stock that will vest on May 19, 2009, which is within 60 days of the date hereof. Does not include remaining options to purchase 28,800 shares of common stock that will vest from May 19, 2010 through 2013.

This table demonstrates the alignment of the interests of the Company’s directors and executive officers with the interests of our shareholders by showing how much of our outstanding common stock is beneficially owned by our directors, each of the Named Executive Officers and all directors and Named Executive Officers as a group as of May 6, 2009. Except as otherwise noted, the beneficial owners listed have sole voting and investment power with respect to the shares shown.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
Cao Lei	1,391,240	(2)	46.55%
Zhang Mingwei	61,200	(3)	2.05%
Charles Thomas Burke	2,000	(4)	*
Dennis O. Laing	2,000	(5)	*
Wang Jing	2,000	(6)	*
All directors and named executive officers as a group (5 persons)	1,458,440	(7)	48.80%

*	Less than 1%.
(1)	Applicable percentages are based on 2,953,632 shares outstanding on May 6, 2009 and 34,800 shares of common stock subject to options and warrants that may be exercised within 60 days of May 6, 2009. Such shares are deemed to be outstanding for the purposes of computing the percentage ownership of the individual holding such shares, but are not deemed outstanding for purposes of computing the percentage of any other person shown in the table. This table is based upon information supplied by officers, directors, and principal shareholders and Schedule 13Gs filed with the SEC. Unless indicated in the footnotes to this table and subject to community property laws where applicable, CBI believes that each of the shareholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.
(2)	Mr. Cao’s address is 36-09 Main Street, Suite 9C-2, Flushing, New York 11354. The number of shares deemed to be beneficially held by Mr. Cao includes currently exercisable options to purchase an aggregate of 7,200 shares of common stock.
(3)	Mr. Zhang’s address is 36-09 Main Street, Suite 9C-2, Flushing, New York 11354. The number of shares deemed to be beneficially held by Mr. Zhang includes currently exercisable options to purchase an aggregate of 7,200 shares of common stock.
(4)	Mr. Burke’s address is 36-09 Main Street, Suite 9C-2, Flushing, New York 11354. The number of shares deemed to be beneficially held by Mr. Burke includes currently exercisable options to purchase an aggregate of 2,000 shares of common stock.
(5)	Mr. Laing’s address is 36-09 Main Street, Suite 9C-2, Flushing, New York 11354. The number of shares deemed to be beneficially held by Mr. Laing includes currently exercisable options to purchase an aggregate of 2,000 shares of common stock.
(6)	Mr. Wang’s address is 36-09 Main Street, Suite 9C-2, Flushing, New York 11354. The number of shares deemed to be beneficially held by Mr. Wang includes currently exercisable options to purchase an aggregate of 2,000 shares of common stock.
(7)	Includes currently exercisable options and warrants to purchase an aggregate of 20,400 shares of common stock within 60 days of May 6, 2009.

GENERAL

Compensation Committee Interlocks and Insider Participation

None of the members of the Board of Directors who served on the Compensation Committee during the fiscal year ended June 30, 2008 were officers or employees of the Company or any of its subsidiaries or had any relationship with the Company requiring disclosure under SEC regulations.

Compliance with Section 16(a) Beneficial Ownership Reporting Requirements

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors and executive officers and persons who own more than ten percent of a registered class of the Company’s equity securities to file with the Securities and Exchange Commission reports of ownership and changes in beneficial ownership of the Company’s common stock. Directors, executive officers and greater than ten percent shareholders are required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of these reports furnished to the Company or written representations that no other reports were required, we believe that all reports were timely made.

Availability of Form 10-K and Annual Report to Shareholders

Rules promulgated by the SEC require us to provide an Annual Report to Shareholders who receive this Proxy Statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2008 (without exhibits or documents incorporated by reference), are available without charge to shareholders upon written request to Secretary, Sino-Global Shipping America, Ltd., 36-09 Main Street, Suite 9C-2, Flushing, New York 11354, by calling (718) 888-1814 or via the Internet at www.sino-global.com.

Shareholder Proposals

To be considered for inclusion in next year’s Proxy Statement or considered at next year’s annual meeting but not included in the Proxy Statement, shareholder proposals must be submitted in writing by January 15, 2010. All written proposals should be submitted to: Secretary, Sino-Global Shipping America, Ltd., 36-09 Main Street, Suite 9C-2, Flushing, New York 11354.

Other Proposed Actions

If any other items or matters properly come before the meeting, the proxies received will be voted on those items or matters in accordance with the discretion of the proxy holders.

Solicitation by Board; Expenses of Solicitation

Our Board of Directors has sent you this Proxy Statement. Our directors, officers and associates may solicit proxies by telephone or in person. We will also reimburse the expenses of brokers, nominees and fiduciaries that send proxies and proxy materials to our shareholders.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Sino-Global Shipping America, Ltd. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Sino-Global Shipping America, Ltd., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M15046-P81271 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SINO-GLOBAL SHIPPING AMERICA, LTD.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

Vote On Directors

1. ELECTION OF DIRECTORS

Nominees:
01) Cao Lei
02) Joseph Jhu

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Vote On Proposals

3. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). **If no direction is made, this proxy will be voted FOR items 1 and 2.** If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

Please sign your name exactly as it appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please add your title as such. When signing as joint tenants, all parties in the joint tenancy must sign. If a signer is a corporation, please sign in full corporate name by duly authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date